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                                                                    EXHIBIT 23.1

                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

   As independent public accountants, we hereby consent to the use in this Registration Statement on Form S-1 of Texas Permian Royalty Trust and on Form S-3 of Cross Timbers Oil Company (the Company) of our report dated August 4, 1999, and to the incorporation by reference of our report dated March 12, 1999 included in the Company's Form 10-K for the year ended December 31, 1998 and our report dated February 15, 1999 included in the Company's Form 8-K/A Amendment No. 2 dated April 24, 1998, and to all references to our firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Fort Worth, Texas
August 23, 1999